SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DRUGMAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DrugMax, Inc.

DrugMax, Inc.

25400 US Highway 19 North, Suite 137

Clearwater, Florida 33763

September     , 2003

Dear Stockholder,

You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the “Meeting”) of DrugMax, Inc. (the “Company”). The Meeting will be held October 10, 2003, at 10:00 a.m., Eastern Daylight Savings Time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida, 33777.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, the ratification of the Company’s independent auditors and the adoption of the Company’s 2003 Restricted Stock Plan. We also will report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to the Company will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. If your shares are held in street name by a brokerage firm, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Jugal K. Taneja

Chairman of the Board and Chief Executive Officer

DrugMax, Inc.

DrugMax, Inc.

25400 US Highway 19 North, Suite 137

Clearwater, Florida 33763

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, OCTOBER 10, 2003

Notice is hereby given that the Annual Meeting of stockholders of DrugMax, Inc. (the “Company”), a Nevada corporation, will be held at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on October 10, 2003, at 10:00 a.m., Eastern Daylight Savings Time (the “Meeting”) for the following purposes:

1.	To elect Directors to serve until the Annual Meeting in 2004 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;
2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for the current fiscal year;
3.	To adopt the Company’s 2003 Restricted Stock Plan; and
4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2003 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on August 15, 2003 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you so desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. If your shares are held in street name by a brokerage firm, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By Order of the Board of Directors,

WILLIAM L. LAGAMBA

President, Chief Operating Officer and Secretary

Clearwater, Florida

September     , 2003

DRUGMAX, INC.

25400 US Highway 19 North, Suite 137

Clearwater, Florida 33733

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of DrugMax, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2003 Annual Meeting of Stockholders (the “Meeting”), which will be held at 10:00 a.m., Eastern Daylight Savings Time on Friday, October 10, 2003 at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

The Board of Directors has fixed the close of business on August 15, 2003 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of August 15, 2003, 7,178,976 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting and broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about September 1, 2003. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on August 23, 2002, on all matters that come before the Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. However, if a proxy is signed but no specification is given, the share will be voted “FOR” Proposals 1, 2, and 3.

A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such brokerage firms, custodians, nominees and fiduciaries, and the Company will reimburse them for reasonable out of pocket expenses incurred by them in so doing.

1. ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members, and seven directors are to be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death. The following seven individuals have been nominated to serve on the Board of Directors:

Howard L. Howell, DDS

William L. LaGamba

Robert G. Loughrey

Ronald J. Patrick

Martin Sperber

Jugal K. Taneja

Sushil Suri

All of the foregoing nominees have consented to serve as a director, if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES AS DIRECTORS.

Stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy holders will vote the proxies for such other person or persons for the office of Director as the Board of Directors may recommend. For further information on the directors, see “Management-Directors and Executive Officers” and “Security Ownership of Management and Others.”

MANAGEMENT—DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Set forth below is the business experience and other biographical information regarding the Company’s executive officers and directors as of July 23, 2003:

Name	Age	Position
Jugal K. Taneja (3)	59	Chairman of the Board and Chief Executive Officer
William L. LaGamba (3)	44	President, Chief Operating Officer, Secretary and Director
Ronald J. Patrick (1)	55	Chief Financial Officer, Vice President of Finance, Treasurer and Director
Howard L. Howell, DDS (1) (2)	56	Director
Robert G. Loughrey (2)	54	Director
Martin Sperber (1) (2) (3)	71	Director
Sushil Suri (3)	43	Director

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Executive Committee.

Pursuant to the Company’s bylaws, each director serves for a term of one (1) year or until his successor is duly qualified. Officers are appointed annually by the Board of Directors (subject to the terms of any employment agreement), at the annual meeting of the Board, to hold such office until an officer’s successor is duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company’s directors and executive officers.

Information regarding Directors and Executive Officers:

Jugal K. Taneja serves as the Company’s Chairman of the Board, and since October 2000 has served as its Chief Executive Officer. In addition to his service to the Company, Mr. Taneja operates several other companies. He is presently the Chairman of the Board of Dynamic Health Products, Inc. (“Dynamic”), a position he has held since Dynamic’s inception in 1991. Dynamic, a public company, is a distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Mr. Taneja also serves as a director of Innovative Companies, Inc. (NasdaqSC:GORX), a publicly-held company that manufactures and distributes nutritional and health products. Mr. Taneja holds degrees in Petroleum Engineering, Mechanical Engineering, and a Masters in Business Administration from Rutgers University.

William L. LaGamba is a member of the Company’s Board of Directors and has served as its President, Chief Operating Officer and Secretary since October 2000. From March 2000 to October 2000, he served as the Company’s Chief Executive Officer. From November 1999 to October 2000, he also served as the Company’s Secretary and Treasurer. From June 1998 until joining the Company in November 1999, Mr. LaGamba served as Chief Executive Officer of Dynamic. He was also a founder and the President of Becan Distributors, Inc. (“Becan”)

from its inception in January 1997 until it was acquired by the Company in November 1999. For 14 years prior to January 1997, Mr. LaGamba served in various capacities for McKesson Drug Company, a large distributor of pharmaceuticals, health and beauty care products and services, and FoxMeyer Drug Company.

Ronald J. Patrick is a member of the Company’s Board of Directors and has served as the Company’s Chief Financial Officer and Treasurer since the Company’s acquisition of Valley Drug Company (“Valley”) in April 2000. He also has served as the Company’s Vice President of Finance and Treasurer since October 2000. He also has served as Chief Financial Officer of Valley since January 1999. Before becoming Valley’s CFO, Mr. Patrick practiced as a Certified Public Accountant and was part owner of a full-service accounting firm for 20 years. He served as Managing Partner for six of those years and as Coordinator of Consulting Services for the last two years he was with the firm. Mr. Patrick graduated from Gannon College in 1970 with a degree in Business Administration and has been licensed to practice as a Certified Public Accountant since 1974.

Howard L. Howell, D.D.S. has served as a director of the Company since August 1999. Dr. Howell has been managing his private orthodontic dentistry practice since 1977. In addition to the private practice of orthodontics, Dr. Howell is the President of Howell, Whitehead & Associates, P.A., a multi-office private practice group specializing in pediatric dentistry and orthodontics. He also serves as Chief Executive Officer and a Director of Telluride Expeditions Corp., a Colorado-based travel agency, and as a director of Medcom Facilities Inc., a real estate holding company. Dr. Howell received his degree from the Medical College of Virginia.

Robert G. Loughrey has served as a director since June 2002. For over the past five years, Mr. Loughrey was the Senior Vice President and Manager of Mellon Business Credit, Inc. Over the past 20 years he has held various management positions in asset-based lending, middle-market lending and credit policy. Mr. Loughrey served as the Chairman of the Education and Planning Committee for the Commercial Finance Association from 1998 to 2002, and was a member of the organization’s Executive Committee. Mr. Loughrey earned several degrees from the University of Pittsburgh, including an M.B.A. in Finance, B.S. in Mathematics and B.A. in Economics.

Martin Sperber has served as a director since March 2002. Mr. Sperber was Chairman of the Board and Chief Executive Officer for Schein Pharmaceutical, Inc. from 1989 to 2000 and was president of Schein from its inception in 1985, when it was spun-off from Henry Schein, Inc. Mr. Sperber began his 45-year career as a retail pharmacist at Henry Schein, Inc., serving in various capacities during his tenure. Mr. Sperber earned a B.S. in Pharmaceutical Sciences, with honors, from Columbia University. He is a member of the Board of Directors of Long Island University and a member of the Council of Overseers for the Arnold and Marie Schwartz College of Pharmacy. He is also a former member of the boards of the Generic Pharmaceutical Industry Association and American Foundation for Pharmaceutical Education.

Sushil Suri has served as a director since September 2002. Mr. Suri has served as Chairman and Chief Executive Officer of MorepenMax, Inc. since its inception, and for over the past five years, Mr. Suri has served as Chief Executive Officer and Chairman of the Board of Morepen Laboratories, Ltd., an international provider of generic drugs and raw materials used to manufacture generic drugs.

Information regarding Key Employees:

Phillip J. Laird has served as Vice President of the Company and its Pittsburgh operations since the Company acquired Becan in November 1999. From May 1997 until November 1999, Mr. Laird was the Vice President of the Diabetes Supply Division of Direct Rx, Inc., the predecessor of Dynamic. Mr. Laird was also a retail area sales manager for McKesson Drug Company from November 1996 to May 1997. Similarly, Mr. Laird was a retail area sales manager for FoxMeyer Drug Company, managing approximately 250 retail pharmacies with four sales consultants from May 1994 to May 1997. Mr. Laird received a degree in Business Administration from Robert Morris College, Pennsylvania, in 1983.

Willem H. Hamers is the Vice President of Discount Rx, Inc., a subsidiary the Company acquired in connection with its acquisition of Becan. He has held this position since Becan founded Discount Rx in August 1998. Before becoming President of Discount Rx, Inc., Mr. Hamers served as the Executive Vice President of Sales for Penner & Welsch from 1997 to August 1998. Prior thereto, Mr. Hamers was a Sales Manager for the Slidell Division of McKesson Drug Company from 1996 to 1997, and he also was a Sales Manager for the Slidell Division of FoxMeyer Drug Company from 1991 to 1996.

Ralph A. Blundo has served as the President of Valley since the Company acquired Valley in January 1999. From 1986 through 1995, Mr. Blundo served as Valley’s Director of Sales and from 1996 to 1998 he served as Valley’s Vice President of Sales. During this period he was responsible for new account development and overall management of the sales staff. Mr. Blundo received a Bachelor of Science degree in Business Administration from Youngstown State University in 1970.

John P. Cairns has served as the Vice President of Sales of Valley since January 1999. From 1988 to 1998 Mr. Cairns held the position of Valley’s Territory Sales Manager. Prior to joining Valley, he was the Executive Vice President for Mincing Trading Corp., a subsidiary of C. Czarnidow, Ltd., a multi-national commodities trading company.

Board of Directors

The Board of Directors of the Company held 10 formal meetings during the fiscal year ending March 31, 2003. All board members attended all meetings, except Mr. Suri did not attend any of the 10 meetings, and Mr. Patrick did not attend one meeting. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors. The Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the Bylaws of the Company.

Audit Committee and Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Currently, the Company’s Audit Committee consists of Messrs. Howell, Loughrey the Chairman, and Sperber. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was filed with the Securities Exchange Commission on July 24, 2000 in connection of the Company’s Information Statement on Schedule 14C.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and the independent auditors. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee met five times during the fiscal year ending March 31, 2003 with 100% participation by the Audit Committee members.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2003 with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with Deloitte & Touche, LLP (“Deloitte”), the Company’s independent auditor for the first two fiscal quarters of the fiscal year ended March 31, 2003, and with BDO Seidman, LLP (“BDO”), the Company’s independent auditor for the third fiscal quarter, and for the annual audit of the Company’s financial statements for the fiscal year ended March 31, 2003. The Audit Committee has discussed with Deloitte and BDO the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letters from Deloitte and BDO, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of each Deloitte and BDO with these firms. The Audit Committee has considered the provision of services by Deloitte and BDO, covered in “Audit and Related Fees” below and has determined that such services are compatible with the firms of Deloitte and BDO in maintaining their independence from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

Howard L. Howell, DDS

Robert G. Loughrey

Martin Sperber

Audit and Related Fees

Audit Fees. The aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) for professional services during the fiscal year ended March 31, 2003, were $66,953. The aggregate fees billed by BDO, and their respective affiliates (collectively the “BDO Entities”) for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and for the review of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 were $182,757.

Financial Information Systems Design and Implementation Fees. The Company did not engage the Deloitte Entities or the BDO Entities to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2003.

All Other Fees. The aggregate fees billed by the Deloitte Entities and the BDO Entities for services rendered to the Company, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended March 31, 2003 were $0.

Independent Auditors

Deloitte served as the Company’s independent auditors for the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30 and September 30, 2002. On February 5, 2003, the Company engaged BDO as its new independent auditors for the review of the Company’s financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 and the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003. Representatives of BDO are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On February 5, 2003, the Company appointed BDO Seidman, LLP (“BDO”) as its new independent accountants for the fiscal year ended March 31, 2003, replacing the firm of Deloitte & Touche, LLP (“Deloitte”), which served as the Company’s independent accountants for the fiscal years ended March 31, 2002, 2001 and 2000. During the two most recent fiscal years and any subsequent interim period prior to engaging BDO, the Company did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The appointment of BDO was approved by the Audit Committee and the Company’s Board of Directors.

The reports of Deloitte on the Company’s financial statements for the past two fiscal years did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle. Furthermore, during the two most recent fiscal years and through the subsequent period ending on February 5, 2003, there were no disagreements with Deloitte on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to refer to the subject matter of the disagreements in their report. In addition, during the two most recent fiscal years, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows:

As previously reported, the Company’s Board of Directors, in consultation with Deloitte, determined that a restatement of the Company’s consolidated financial statements for the years ended March 31, 2002 and 2001 and the quarter ended June 30, 2002 was required to appropriately account for a warrant issued to a director and non-employee on January 23, 2000. The Company has filed the amended Form 10-KSB for its fiscal year ended March 31, 2002, and the amended Form 10-Q for its quarter ended June 30, 2002.

On February 27, 2003, the Company authorized Deloitte to respond fully to the inquiries of BDO concerning this matter. A letter from Deloitte was addressed to the Securities and Exchange Commission and was attached as an exhibit to the Company’s Form 8-K/A, dated February 27, 2003.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Patrick, Howell and Sperber, all of whom served on the committee during the entire year ending March 31, 2003. Mr. Patrick is the Company’s Chief Financial Officer and Treasurer. See “Certain Transactions” for additional information on certain members of management and the board of directors, including Mr. Patrick. The Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation Committee met two times during the fiscal year ended March 31, 2003 with 100% member attendance.

Compensation Committee Report

The following Report of the Compensation Committee and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Compensation Committee oversees the Company’s compensation program. The goals of the Company’s compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company’s compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company’s business objectives, and the enhancement of shareholder value.

Compensation of the Company’s executive officers is reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company’s general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other similar companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to the Company. To assist in determining appropriate overall compensation, the Compensation Committee reviews information regarding revenues, income, and executive compensation for other public pharmaceutical wholesale companies.

Stock option grants to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company’s 1999 Stock Option Plan. Factors and criteria to be used by the Compensation Committee in the award of stock options include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company.

Respectfully submitted,

The Compensation Committee

Howard L. Howell, DDS

Martin Sperber

Ronald Patrick

Performance Graph

The following graph shows a comparison of cumulative five-year total stockholder returns for the Company’s Common Stock, with the cumulative return of the Nasdaq Stock Market — U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company’s publicly held competitors in the wholesale drug industry: Amerisource Bergen Corporation, Cardinal Health, Inc. and McKesson, Inc. The composition of the Company’s peer group has been changed to reflect the merger of Amerisource Health Corporation with Bergen Brunswig Corporation. The graph assumes the investment of $100 on March 31, 1998. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

Cumulative Total Return

	Years Ending

Company Name / Index	March 98	March 99	March 00	March 01	March 02	March 03
DRUGMAX INC	100	80.00	122.00	31.50	32.32	9.92
NASDAQ U.S. INDEX	100	135.08	250.99	100.60	101.32	74.37
PEER GROUP	100	113.56	57.49	109.64	129.86	99.65

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive offers, directors and greater than 10% beneficial owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of the forms furnished to it or written representations from the reporting persons that no reports were required, the Company believes that, during it fiscal year ended March 31, 2003, all of its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as noted below:

Howard L. Howell, a director of the Company, did not file eleven (11) Form 4’s relating to acquisitions of common stock of the Company made during the period of August 2000 through March 2003, until March 31, 2003.

Martin Sperber, a director of the Company, did not file Form 4 relating to the receipt of stock options granted him in March 2002, until July 2003.

Jugal K. Taneja, Chairman of the Board and CEO of the Company, did not file Form 4 relating to the acquisition of common stock granted him on June 13, 2003, until June 24, 2003.

See “Certain Transactions” for additional information on certain members of management and the board of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

To the knowledge of the Company, the following table sets forth, as of July 23, 2003, information as to the beneficial ownership of the Company’s voting securities by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company’s voting securities, (ii) each person serving the Company as a director on such date, (iii) each person serving the Company as an executive officer on such date who qualifies as a Named Executive Officer, as defined in Item 403(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (2)	Amount and Nature of Shares Beneficially Owned (1)	Percentage of Class(1)
Dynamic Health Products, Inc. (3) 12399 Belcher Road South Suite 160 Largo, Florida 33773	126,091	1.8%
SMW Capital Group, L.P. 855 Dunbar Avenue Oldsmar, Florida 34677	647,060	9.0%
Jugal K. Taneja (4)	1,774,095	24.2%
Manju Taneja (11) 7270 Sawgrass Point Drive Pinellas Park, FL 33782	369,510	5.1%
William L. LaGamba (5)	687,729	9.4%
Ronald J. Patrick (6)	211,349	2.9%
Dr. Howard L. Howell (7)	152,500	2.1%
Robert G. Loughrey (8)	57,500	*
Stephen M. Watters (9)	730,420	10.2%
855 Dunbar Avenue
Oldsmar, Florida 34677
Martin Sperber (10)	65,000	*
Sushil Suri	—	—
All Directors and Executive Officers, as a group (7 persons) (12)	2,822,082	36.1%

*	Less than 1%.

(1)	Based on 7,178,976 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the Company’s knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is 25400 US Highway 19 North, Suite 137, and Clearwater, Florida 33763.

(3)	Jugal K. Taneja, Chief Executive Officer and Chairman of the Board of the Company, is also the Chairman of the Board of Dynamic. He has beneficial ownership of approximately 52.0% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional 24.0% of the outstanding voting stock of Dynamic. William L. LaGamba, the Company’s President and Chief Operating Officer, is also a stockholder of Dynamic, with beneficial ownership of approximately 28.2% of the outstanding voting stock of Dynamic. Mr. Taneja disclaims beneficial ownership of the shares held of record by his spouse.

(4)	Includes 126,091 shares beneficially owned by Dynamic, 300,000 shares held of record by 21st Century Healthcare Fund, LLC, a limited liability company of which Jugal K. Taneja is the principal, 48,379 shares held of record by The First Delhi Trust, a trust established for the benefit of his children, 424,555 shares beneficially owned by Carnegie Capital, Ltd., a family limited partnership in which Jugal K. Taneja is the general partner, 90,802 shares held of record by Mr. Taneja, 369,510 shares held of record by Manju Taneja, his spouse, and 141,668 shares issuable upon the exercise of stock options that are currently exercisable. Mr. Taneja disclaims beneficial ownership of the shares held by his spouse.

(5)	Includes 126,091 shares beneficially owned by Dynamic Health Products, Inc., 122,868 shares beneficially owned by Michele LaGamba, Mr. LaGamba’s spouse, 86,987 beneficially owned as custodian for minor-aged children, and 156,668 shares issuable upon the exercise of stock options that are currently exercisable. Mr. LaGamba disclaims beneficial ownership of the shares held of record by his spouse.

(6)	Includes 101,668 shares issuable upon the exercise of stock options that are currently exercisable

(7)	Includes 112,500 shares issuable upon the exercise of stock options that are currently exercisable.

(8)	Represents 57,500 shares issuable upon the exercise of stock options that are currently exercisable.

(9)	Includes 647,060 shares beneficially owned by SMW Capital Group, L.P. Mr. Stephan M. Watters owns all of the shares of Summerford Capital, Inc., the general partner of SMW Capital Group, L.P.

(10)	Represents 65,000 shares of issuable upon the exercise of stock options that are currently exercisable.

(11)	Mrs. Taneja disclaims beneficial ownership of the shares held by her spouse, Jugal K. Taneja.

(12)	Includes 635,004 shares issuable upon the exercise of stock options that are currently exercisable.

Shares of the common stock of the Company are listed and traded on the Nasdaq Small Cap Market (“Nasdaq”) under the symbol “DMAX.”

EXECUTIVE COMPENSATION

Compensation to Directors

Currently, all of the Company’s directors receive $500 for each meeting of the Board of Directors that they attend, $2,000 per quarter and reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, each year, on the date that a director is elected to serve on the Board, he or she is granted a stock option to purchase 25,000 shares of the Company’s common stock, with an exercise price equal to the fair market value of the shares on the date of grant. These options vest upon attendance of two Board meetings during the fiscal year in which the options are granted. Additionally, each member of a committee of the Board of Directors receives an option to purchase 5,000 shares of the Company’s common stock, each chairperson of a committee receives an option to purchase an additional 2,500 shares of the Company’s common stock and the Chairman of the Board receives an option to purchase an additional 10,000 shares of the Company’s common stock on the date such persons are appointed to the foregoing positions, provided that they agree to serve in such positions for the entire year. The foregoing options are granted under the Company’s 1999 Stock Option Plan. If the Company’s 2003 Restricted Stock Plan is approved by the shareholders, members of the Board of Directors and its committees will also be eligible to receive restricted stock under that plan. See “Adoption of 2003 Restricted Stock Plan.”

Compensation to Executive Officers

Summary Compensation Table

The following summary compensation table sets forth the cash and non-cash compensation paid during the past three fiscal years to (a) those individuals serving as the Company’s Chief Executive Officer during the fiscal year ended March 31, 2003 and (b) the two most highly compensated executive officers of the Company, receiving compensation of at least $100,000, during the fiscal year ended March 31, 2003 (the “Named Executive Officers”):

		Annual Compensation		Long-Term Compensation Awards
Name And Principal Position	Fiscal Year Ended March 31	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Jugal K. Taneja, Chairman of the	2003	$156,881	$4,981	42,500	$7,500	(2)
Board and Chief Executive Officer	2002	$69,471	$18,500	132,500	$56,000	(1)
	2001	$100,000	—	—	—

William L. LaGamba,	2003	$166,065	$1,481	30,000	$7,500	(2)
President, Chief Operating Officer and Secretary	2002	$160,413	$5,500	110,000	$6,000	(2)
	2001	$150,000	—	—	—

Ronald J. Patrick, Chief Financial	2003	$138,000	10,000	30,000	$7,500	(2)
Officer, Treasurer and Director	2002	$137,000	$5,000	105,000	$5,500	(2)
	2001	$125,000	—	—	—

(1)	Includes $50,000.00 paid to Mr. Taneja as a consulting fee prior to the date of his employment agreement and $6,000.00 paid to Mr. Taneja in connection with his service as a Director.

(2)	Consists of fees paid for service on the Board of Directors.

Employment Agreements and Other Arrangements

Jugal K. Taneja – Mr. Taneja is the Company’s Chairman of the Board and Chief Executive Officer. In October 2001, the Company entered into an employment agreement with Mr. Taneja. Mr. Taneja’s employment agreement provided for an initial 15-month term ending December 31, 2002, and an annual base salary of $144,500, plus bonuses and stock options as determined by the Board of Directors. In April 2003, the Company entered into a new employment agreement with Mr. Taneja for an initial three-year term, and an initial annual base salary of $200,000, plus bonuses and stock options as determined by the Board of Directors. Mr. Taneja’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit him from disclosing certain information belonging to the Company.

William L. LaGamba—Mr. LaGamba is the Company’s President and Chief Operating Officer. In January 2000, the Company entered into an employment agreement with Mr. LaGamba. Mr. LaGamba’s employment agreement provided for an initial three-year term ending December 2002, an annual base salary of $163,500, plus an annual performance bonus and stock options as determined by the Board of Directors. In April 2003, the Company entered into a new employment agreement with Mr. LaGamba for an initial three-year term and an initial annual base salary of $175,000, plus bonuses and stock options as determined by the Board of Directors. Mr. LaGamba’s employment agreement also contains standard termination provisions for disability, for cause and for good reason. If the employment agreement is terminated other than for good reason or cause, Mr. LaGamba is entitled to receive his compensation through the end of the term of the agreement.

Ronald J. Patrick—Mr. Patrick became the Company’s Chief Financial Officer following the Company’s acquisition of Valley. He is also the Chief Financial Officer, Secretary and Treasurer of Valley. In April 2000, Valley entered into an employment agreement with Mr. Patrick. Mr. Patrick’s employment agreement with Valley provides for an initial three-year term ending April 2003, a current annual base salary of $137,000, plus such health and other benefits as the Board of Directors and/or any compensation and stock option committee of the Company may provide. In April 2003, the Company entered into a new employment agreement with Mr. Patrick for an initial three-year term and an initial annual base salary of $150,000, plus bonuses and stock options as determined by the Board of Directors. Mr. Patrick’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions prohibiting him from disclosing the Company’s confidential information. If the employment agreement is terminated other than for good reason or cause, Mr. Patrick is entitled to receive his compensation through the end of the term of the agreement.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information as to options granted to each of the Named Executive Officers of the Company during fiscal year ended March 31, 2003. All such options were granted under the 1999 Stock Option Plan.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ Per Share)	Expiration Date	Potential Realizable Value at Assumed Annualized Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Jugal K. Taneja	42,500	5.8%	$1.55	09/19/2012	$41,428	$104,988
William L. LaGamba	30,000	4.1%	$1.55	09/19/2012	$29,244	$74,109
Ronald J. Patrick	30,000	4.1%	$1.55	09/19/2012	$29,244	$74,109

(1)	Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the due date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect the Company’s estimate of future price growth.

OPTION VALUES AT MARCH 31, 2003

The following table provides information as to options exercised by each of the Named Executive Officers of the Company during the fiscal year ended March 31, 2003. The table sets forth the value of options held by such officers at year-end measured in terms of the closing price of the Company’s Common Stock on March 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In- the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jugal K. Taneja	0	$0	141,668	33,332	$0	$0
William L. LaGamba	0	$0	156,668	33,332	$0	$0
Ronald J. Patrick	0	$0	101,668	33,332	$0	$0

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the Company’s equity compensation plan as of March 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by securities holders (1)	1,656,634	$4.25	343,666
Equity compensation plan not approved by securities holders (2)	150,000	$16.50	—

Total	1,806,634	$5.25	343,666

(1)	Reflects options to purchase shares of the Company’s common stock and shares available for issuance under the Company’s 1999 Stock Option Plan.
(2)	Represents a warrant to purchase 150,000 shares of common stock at an exercise price of $16.50 granted to the Company’s underwriters in connection with its 1999 public offering. See Note 12 to the Company’s consolidated financial statements for the year ended March 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

The information set forth herein briefly describes certain relationships and related transactions during the last three fiscal years between the Company and its Directors, officers and stockholders owning 5% or more of the Company’s Common Stock. These relationships and transactions have been and will continue to be reviewed and approved by a majority of the Company’s independent Directors and the Audit Committee.

Dynamic Health Products, Inc.

On September 13, 2000, the Company entered into a letter of intent to purchase substantially all of the assets of Penner & Welsch, Inc. (“P&W”), a wholesale distributor of pharmaceuticals, over-the-counter products and health and beauty care products, headquartered near New Orleans, Louisiana. Also on that date, P&W filed a voluntary petition for Chapter 11 relief under the United States Bankruptcy Code. The Company, on September 13, 2000, entered into a management agreement with P&W, pursuant to which it agreed to manage the day-to-day operations of P&W during the bankruptcy proceeding in exchange for a management fee equal to a percentage of the gross revenues of P&W each month. In turn, the Company entered into a management agreement with Dynamic, a shareholder of the Company, pursuant to which Dynamic provided accounting support services to the Company in connection with the Company’s management responsibilities relating to P&W. Pursuant to this agreement, Dynamic was entitled to receive one-third of all fees collected by the Company from P&W. In fiscal 2002 and fiscal 2001, the total fees paid to Dynamic by the Company were $225,226 and $229,417, respectively. Both agreements were terminated in October 2001, in connection with the closing of the acquisition of certain assets from P&W by the Company.

Dynamic is a distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Jugal K. Taneja, a principal stockholder and Chairman of the Board of the Company, is also the Chairman of the Board. Mr. Taneja has beneficial ownership of approximately 52.0% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional 24.0% of the outstanding voting stock of Dynamic. William L. LaGamba, the Company’s President and Chief Operating Officer, is also a stockholder of Dynamic, with beneficial ownership of 28.2% of the outstanding voting stock of Dynamic.

Innovative Companies, Inc., formerly known as Go2 Pharmacy, Inc.

The Company entered into a First Right to Manufacture Agreement with Innovative Companies, Inc. (“Innovative”) pursuant to which Innovative has agreed to manufacture all products that the Company requires and which it is capable of manufacturing. In addition, the Company is the exclusive distributor of Lean Protein Chips, a product manufactured by Innovative, to all independent pharmacies. Purchases of all products purchased by the Company from Innovative were approximately $3,200, $5,200 and $220,000 for the fiscal years ended March 31, 2003, 2002 and 2001, respectively, which purchases represent less than 1.5% of the products the Company purchased in each of such years. Jugal K. Taneja is a director of Innovative, and Dynamic owns approximately 42% of Innovative’s shares.

Valley Drug Company

In April 2000, in connection with the acquisition of Valley Drug Company, the Company loaned the sellers of Valley a total of $170,000 to pay for a portion of the flow through effects of their S Corporation taxable income resulting from the sale of Valley. These are interest-free notes and are to be repaid by Messrs. Patrick and Blundo upon their sale of the Company stock. At March 31, 2003, 2002 and 2001, the outstanding balance on the notes was $100,000. Mr. Patrick is the Company’s Chief Financial Officer and a director of the Company, and Mr. Blundo is the President of Valley, the Company’s wholly owned subsidiary.

Professional Pharmacy Solutions, LLC

Mr. Patrick, the Company’s Chief Financial Officer, and Mr. Blundo, Valley’s President, together own two-thirds of Professional Pharmacy Solutions, LLC (“PPS”), a pharmacy management company. Valley sells products to PPS under normal terms and conditions. During the fiscal year ended March 31, 2003, the Company generated revenues of approximately $1.5 million, and approximately $1.1 million in each of the fiscal years ended March 31, 2002 and 2001 on sales to PPS.

Advanced Pharmacy, Inc.

Advanced Pharmacy, Inc. (“Advanced”) is a retail pharmacy for prescription drugs owned by Mihir Taneja, a stockholder of the Company and the adult son of Mr. Taneja, the Chairman and CEO of the Company, and Michelle LaGamba, the spouse of William L. LaGamba, the President, COO and a Director of the Company. The Company sells products to Advanced under normal terms and conditions. In the fiscal years ended March 31, 2003, 2002 and 2001, the Company generated revenues of approximately $4.9 million, $18,000 and $19,000, respectively, from Advanced. At March 31, 2003, 2002 and 2001, the receivable balance due from Advanced was approximately $255,000, $19,000 and $18,000, respectively. At March 31, 2003, the Company also had an additional non-interest bearing receivable from Advanced for approximately $95,000 representing start up inventory purchased by Advanced, which will be paid within one year.

River Road Real Estate

In October 2001, the Company executed a Commercial Lease Agreement with River Road Real Estate, LLC (“River Road”), a Florida limited liability company, to house the operations of Valley Drug Company South, the Company’s subsidiary, in St. Rose, Louisiana. River Road is owned, in part, by Messrs. Taneja and LaGamba. This lease is for an initial period of five years, with a base monthly lease payment of $15,000, and an initial deposit of $15,000 made to River Road by the Company. In the fiscal year ended March 31, 2003 the Company paid $180,000 to River Road, and in the fiscal year ended March 31, 2002, the Company paid $90,000 to River Road, which was a charge to rent expense.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected BDO to be the Company’s independent auditors for the fiscal year ended March 31, 2004. A representative of BDO is expected to be present at the Meeting and will be available to respond to appropriate questions and may make a statement if the representative so desires. Stockholder ratification of the selection of BDO is not required but is being submitted to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting will be required to ratify the Audit Committee’s selection of BDO.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED MARCH 31, 2004.

3. ADOPTION OF THE 2003 RESTRICTED STOCK PLAN

The Board of Directors of the Company adopted the DrugMax, Inc. 2003 Restricted Stock Plan (the “Restricted Stock Plan”) on August 27, 2003. The Restricted Stock Plan is subject to approval by the stockholders of the Company at the Meeting. The Restricted Stock Plan authorizes the Board of Directors to grant restricted stock to officers, employees, consultants and directors of the Company and to those of its subsidiaries.

The purpose of this Restricted Stock Plan is to promote the growth and profitability of the Company by (i) providing officers, employees, consultants and directors of the Company and of its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Company and its subsidiaries in attracting and retaining officers, employees, consultants and directors of outstanding competence, (iii) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest in the Company, and (iv) offering holders of out-of-the-money options granted under the Company’s 1999 Stock Option Plan an opportunity to voluntarily terminate such options in exchange for Restricted Shares. As discussed below, the Restricted Stock Plan will be administered by, and any grants of stock issued under the plan (including the terms and timing thereof) shall be made in the discretion of, the Board of Directors and/or the Compensation Committee. Under the Plan, upon issuance of the restricted shares, the Company will have an expense equal to the fair value of the shares issued, which expense will be amortized over the vesting period of the Restrictive Stock.

THE FOLLOWING IS A SUMMARY WHICH DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE RESTRICTED STOCK PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

Capitalized terms used in the following summary but not defined have the meanings set forth in the Restricted Stock Plan.

Shares Available Under the Restricted Stock Plan. Subject to adjustment as provided in the Restricted Stock Plan, the number of shares of Common Stock that may be issued by outstanding awards granted under the Restricted Stock Plan will not in the aggregate exceed 1,500,000, which may be original issue shares, treasury shares, or a combination thereof.

Eligibility. The Board of Directors may, in its discretion award Restricted Shares to any officer, employee, consultant or member of the Board of Directors of the Company and to those of its subsidiaries.

Restricted Shares. At the time of the Award, the Board of Directors will cause the Company to deliver to the Participant a Restricted Share Agreement specifying the terms of such Award. Upon the execution of the Restricted Share Agreement by the Participant, and the payment of the purchase price for the Restricted Shares set forth therein, if any, the Board of Directors will cause the Company to issue a certificate or certificates for such Restricted Shares, registered in the name of the Participant.

Restrictions and Rights as a Stockholder. During the Restriction Period, which period may not be less than six (6) months, the Participant will not be permitted to sell, transfer, pledge or assign the Restricted Shares. The Restricted Shares will constitute issued and outstanding shares of Common Stock for all corporate purposes, and except as provided below, the Participant may have with respect to the Restricted Shares all of the rights of a stockholder of the Company, including the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Participant will not be entitled to delivery of the stock until the Restriction Period will have expired; (ii) the Company will retain custody of the stock certificate during the Restriction Period; (iii) other than regular cash dividends, the Company will retain custody of all distributions made or declared with respect to the Restricted Shares until such time as the Restricted Shares will have become vested; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Restricted Stock Plan or established by the Board of Directors with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

Forfeiture. Upon termination of the Participant’s employment during the Restriction Period and as set forth in the applicable Restricted Share Agreement, all Restricted Shares with respect to which the restrictions have not yet expired may be forfeited to the Company. Restricted Stock issued to Consultants to the Company will be governed in accordance with the Consulting Agreement as to forfeiture of any Restrictive Shares to which restrictions have not yet expired at termination of the Consulting Agreement.

Adjustments. The maximum number of shares that may be issued or transferred under the Restricted Stock Plan and the number of shares covered by the Restricted Stock Plan are subject to adjustment in the event of stock dividends, stock splits, combinations, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

Change in Control. In the event of a Change in Control, including but not limited to, merger, consolidation, reorganization or acquisition, the Board of Directors may, in its sole discretion (i) determine that all or any portion of conditions associated with a Restricted Share Award have been met; or (ii) make any other adjustments or amendments to the Restricted Stock Plan and outstanding Restricted Share Agreements.

Administration and Amendments. The Restricted Stock Plan will be administered by the Board of Directors, unless the Board of Directors delegates its authority to the Compensation Committee. The Board of Directors (or, in its place, the Compensation Committee) will have the authority, in its sole discretion, from time to time: (i) to grant Awards to officers, employees, directors and consultants of the Restricted Stock Plan, as provided for in this Restricted Stock Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such Awards as the Board of Directors (or the Compensation Committee) may deem appropriate; (iii) to accelerate the vesting of Restricted Shares, as it may deem appropriate; (iv) to amend the relevant Restricted Share Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, as it may deem to be desirable; and (v) to interpret the Restricted Stock Plan, to adopt, amend and rescind rules and regulations relating to the Restricted Stock Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Restricted Stock Plan.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RESTRICTED STOCK PLAN AND RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE RESTRICTED STOCK PLAN.

4. OTHER BUSINESS

The Board of Directors knows of no other matters that are likely to be brought before the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

PRESENTATION AT THE 2004 ANNUAL MEETING

Any stockholder intending to present a proposal at the 2004 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission and the Company’s Bylaws, must submit such proposal to William L. LaGamba, Secretary, in writing no later than March 30, 2004. The complete Bylaw provisions governing stockholder proposals are available to any stockholder without charge upon request from the Secretary of the Company.

A copy of the Company’s Annual Report for the year ended March 31, 2003 (the “Annual Report”), including financial statements, accompanies this proxy statement. In addition, the Company filed an Annual Report on form 10-K with the Securities and Exchange Commission on July 15, 2003. Stockholders may obtain a copy of this report, without charge, by writing to: Eli Johnson at DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, FL 33763

By Order of the Board of Directors,

WILLIAM L. LAGAMBA

President, Chief Operating Officer and Secretary

Dated: August     , 2003

APPENDIX A

DRUGMAX, INC.

2003 RESTRICTED STOCK PLAN

I. PURPOSE.

The purpose of this DrugMax, Inc. 2003 Restricted Stock Plan is to promote the growth and profitability of DrugMax, Inc. (the “Corporation”) by (i) providing officers, employees, consultants and directors of the Corporation and of its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Corporation and its subsidiaries in attracting and retaining officers, employees, consultants and directors of outstanding competence, (iii) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest in the Corporation, and (iv) offering holders of out-of-the-money options granted under the Corporation’s 1999 Stock Option Plan an opportunity to voluntarily terminate such options in exchange for Restricted Shares.

The Plan was approved by the Corporation’s Board of Directors on August 27, 2003, and the Plan is subject to approval by the stockholders of the Corporation at the 2003 annual meeting.

II. DEFINITIONS. The following terms shall have the meanings shown:

2.1 “Award” shall mean a grant of Restricted Shares under this Plan.

2.2 “Board of Directors” shall mean the Board of Directors of the Corporation.

2.3 “Change of Control” shall mean any event described in Section 5.1.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.5 “Common Stock” shall mean the common stock, par value $.001 per share, of the Corporation, except as provided in Section 6.2 of the Plan.

2.6 “Compensation Committee” shall mean the Compensation Committee of the Board of Directors, as provided for in Article VIII of the Plan.

2.7 “Consultant” shall mean any individual who performs valuable services for the Corporation or a Subsidiary on a regular and on-going basis who is not an employee of the Corporation or a Subsidiary.

2.8 “Date of Grant” shall mean the date specified by the Board of Directors on which an Award shall become effective, which shall not be earlier than the date on which the Board of Directors takes action with respect thereto.

2.9 “Fair Market Value” shall mean the last sale price of the Common Stock as reported on the NASDAQ SmallCap Market (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Common Stock; but if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the NASDAQ SmallCap Market (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Board of Directors.

2.10 “Non-employee Director” shall mean a member of the Board of Directors who is not an employee or Consultant of the Corporation.

2.11 “Participant” shall mean any current or former officer, employee, Consultant or director of the Corporation or a Subsidiary who has been granted an Award under this Plan.

2.12 “Plan” shall mean this DrugMax, Inc. 2003 Restricted Stock Plan, as the same may be amended from time to time.

2.13 “Restricted Shares” shall mean shares of Common Stock awarded to an employee of the Corporation or a Subsidiary pursuant to Article IV hereof.

2.14 “Restricted Share Agreement” shall mean a written agreement between the Corporation and a Participant who has been granted Restricted Shares under this Plan.

2.15 “Restriction Period” shall mean a period of time beginning on the date of a Award of Restricted Shares and ending on such date as shall be determined by the Board of Directors pursuant to Section 4.3 hereof with respect to such Award.

2.16 “Retained Distributions” shall mean distributions with respect to Restricted Shares that are retained by the Corporation pursuant to Section 4.2 hereof.

2.17 “Subsidiary” shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under Section 425(f) of the Code.

III. ELIGIBILITY.

3.1 Participation. The Board of Directors may grant Awards under this Plan to any officer, employee, or Consultant of the Corporation or of any Subsidiary of the Corporation. The Board of Directors may also grant Awards to any director of the Corporation or of any Subsidiary of the Corporation, subject to the restrictions in Section 3.2. In granting such Awards and determining their form and amount, the Board of Directors shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Board of Directors may, in its discretion, deem relevant.

3.2 Directors. Members of the Board of Directors who are officers or employees of the Corporation or of a Subsidiary or Consultants shall be eligible for Awards under this Plan on the same terms as other officers, employees or Consultants. Other members of the Board of Directors of the Corporation or of any Subsidiary of the Corporation shall be eligible for Awards only to the extent specified in such general policy on compensation of Non-employee Directors as may be established by the Board of Directors or the Compensation Committee.

IV. RESTRICTED SHARES.

4.1 Awards and Certificates.

(a) The Board of Directors may, in its discretion, award Restricted Shares to any officer, employee or Consultant of the Corporation or a Subsidiary, subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the terms of this Plan. At the time of the Award, the Board of Directors shall cause the Corporation to deliver to the Participant a Restricted Share Agreement pursuant to Article IX of this Plan, executed by an officer of the Corporation on behalf of the Corporation, specifying the terms of such Award.

(b) Upon the execution of the Restricted Share Agreement by the Participant, and the payment of the purchase price for the Restricted Shares set forth therein, if any, the Board of Directors shall cause the Corporation to issue a certificate or certificates for such Restricted Shares, registered in the name of the Participant. During the Restriction Period (as defined in Section 4.3(a)), the certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Restricted Share Agreement. Such certificates shall be deposited by such Participant with the Corporation, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Corporation of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Shares Agreement.

(c) The Board of Directors shall determine the price, if any, to be paid by the Participant for the Restricted Shares.

4.2 Rights as a Stockholder. A Participant granted an Award of Restricted Shares shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such Restricted Shares, until and unless such Participant shall have executed a Restricted Share Agreement evidencing the Award and delivered a fully executed copy thereof to the Corporation as provided in Article IX and otherwise complied with the then applicable terms and conditions of such Award, including, but not limited to the payment of all cash consideration, if any. Thereafter, the Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes and, except as provided below and in Section 4.3, the Participant shall have with respect to the Restricted Shares all of the rights of a stockholder of the Corporation, including the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and such other distributions as the Board of Directors may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and all other vesting requirements, if any, with respect thereto shall have been fulfilled; (ii) the Corporation will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Board of Directors may in its sole discretion designate, the Corporation will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board of Directors with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

4.3 Restrictions and Forfeitures. Restricted Shares awarded to a Participant pursuant to this Article IV shall be subject to the following restrictions and conditions:

(a) During a period set by the Board of Directors, which period shall not be less than six (6) months (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge or assign the Restricted Shares awarded to him or her. The Board of Directors may prescribe such restrictions, terms and conditions applicable to the vesting of such Restricted Shares during the Restricted Period, in addition to those provided in this Plan, and may provide for the lapse of such restrictions in installments, as it deems appropriate.

(b) Subject to the provisions of Section 4.3(c), upon termination of the Participant’s employment during the Restriction Period under such circumstances as shall be determined by the Board of Directors and set forth in the applicable Restricted Share Agreement, all Restricted Shares with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or repurchased by the Corporation upon such terms and conditions as shall be determined by the Board of Directors and set forth in the applicable Restricted Share Agreement.

(c) In the event of a Participant’s retirement, permanent total disability, or death, or in cases of special circumstances, the Board of Directors may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares.

(d) Notwithstanding the other provisions of this Section 4.3, the Board of Directors may adopt rules which would permit a gift by a Participant of Restricted Shares to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Shares so transferred shall be similarly restricted.

(e) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth herein shall be ineffective.

(f) Nothing in this Section 4.3 shall preclude a Participant from exchanging any Restricted Shares for any other shares of the Common Stock that are similarly restricted.

4.4 Completion of Restriction Period. Upon the completion of the Restriction Period, if any of the applicable restrictions, terms and conditions for vesting of all or part of the Restricted Shares shall not have been satisfied in accordance with the terms of the applicable Restricted Share Agreement, the unvested Restricted Shares and any Retained Distributions with respect thereto shall be forfeited by the Participant to the Corporation and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions.

V. CHANGE IN CONTROL TRANSACTIONS.

In the event of a pending or threatened change in control in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved, as determined by the Board of Directors, the Board of Directors may, in its sole discretion, take any one or more of the following actions with respect to all Participants:

(i) Determine that all or any portion of conditions associated with a Restricted Share Award have been met; and

(ii) Make any other adjustments or amendments to the Plan and outstanding Restricted Share Agreements.

VI. AGGREGATE LIMITATION ON SHARES OF COMMON STOCK.

6.1 Number of Shares of Common Stock.

(a) Shares of Common Stock which may be issued pursuant to Awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 1,500,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 6.2.

(b) Any Restricted Shares which are forfeited under the terms of the Plan or any Restricted Share Agreement shall again become available for issuance under the Plan.

6.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participants.

VII. MISCELLANEOUS.

7.1 General Restriction. Any Award granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

7.2 Withholding Taxes.

(a) The Board of Directors shall have the right to require participating employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

(b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

(c) Amounts to which the Corporation is entitled pursuant to Section 7.2(a) or (b), may be, at the election of the Participant and with the approval of the Board of Directors, either (i) paid in cash, or (ii)

withheld from the Participant’s salary or other compensation payable by the Corporation, including cash payments made under this Plan.

7.3 Tax Loans. In the discretion of the Board of Directors, the Corporation may make a loan to a Participant (other than a director or executive officer of the Corporation) in connection with the vesting of Restricted Shares in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and must comply in all respects with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

7.4 Investment Representation. If the Board of Directors determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Board of Directors may demand that the Participant deliver to the Corporation at the time of an award of Restricted Shares any written representation that Board of Directors determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares of Common Stock to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Board of Directors makes such a demand, delivery of a written representation satisfactory to the Board of Directors shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

7.5 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such Participant.

7.6 Non-Uniform Determinations. The Board of Directors’ determinations under this Plan (including without limitation its determinations of the persons to receive Awards, the form, amount and timing of such Awards and the terms and provisions of such Awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.

7.7 Restrictions on Transfer of Common Stock. Any Restricted Shares shall be transferable, if at all, only in accordance with the restrictions imposed by the Participant’s Restricted Share Agreement.

7.8 Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.

VIII. ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority to a Compensation Committee consisting of at least two members of the Board of Directors. The members of the Compensation Committee shall serve at the pleasure of the Board of Directors.

(b) Except as provided in Section 3.2, the Board of Directors (or, in its place, the Compensation Committee) shall have the authority, in its sole discretion, from time to time: (i) to grant Awards to officers, employees, directors and Consultants of the Corporation and of Subsidiaries of the Corporation, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such Awards as the Board of Directors (or the Compensation Committee) shall deem appropriate; (iii) to accelerate the vesting of Restricted Shares, as it may deem appropriate; (iv) to amend the relevant Restricted Share Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, as it may deem to be desirable; and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan.

(c) All actions taken by the Board of Directors (or, in its place, the Compensation Committee) shall be final, conclusive and binding upon any eligible employee. No member of the Board of Directors or Compensation

Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

IX. WRITTEN AGREEMENT.

Each Award shall be evidenced by a Restricted Share Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve. The effective date of the granting of an Award shall be determined by the Board, provided that such date may not precede the date on which the Board approves the grant of such Award. Each grantee of an Award shall be notified promptly of such grant and a written Restricted Share Agreement shall be promptly executed and delivered by the Corporation and the grantee, provided that such Award shall terminate if such written agreement is not signed by such grantee (or his or her attorney) and delivered to the Corporation within 60 days after the date such Agreement is delivered to such grantee. Any such written agreement may contain provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, shall not apply to any Common Stock or cash received by the grantee from the Corporation.

X. AMENDMENT AND TERMINATION.

10.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under the stockholder approval requirements imposed on the Corporation by the Listing Rules of any stock exchange on which the Common Stock is listed, including an amendment which would (i) materially increase the aggregate number of shares of Common Stock which may be issued under this Plan (other than increases permitted under Section 6.2), or (ii) extend the term of this Plan. The termination or amendment of this Plan shall not, without the consent of the employee, affect such employee’s rights under an Award previously granted.

10.2 Term of Plan. Unless previously terminated pursuant to Section 10.1, the Plan shall terminate on October 10, 2013, the tenth anniversary of the date on which the Plan became effective, and no Awards may be granted on or after such date.

XI. NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and/or cash, and such arrangements may be either generally applicable or applicable only in specific cases.

XII. GOVERNING LAW.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.

DRUGMAX, INC.

25400 US Highway 19 North, Suite 137, Clearwater, FL 33763

PROXY FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 10, 2003

The undersigned, having received notice of the Annual Meeting of DrugMax, Inc. to be held at 10:00 a.m. (Eastern Daylight Savings Time), on Friday, October 10, 2003 (the “Meeting”), hereby designates and appoints Jugal K. Taneja and William L. LaGamba, or either of them, with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF DRUGMAX, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED “FOR” PROPOSAL 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN SEVEN DIRECTORS.

(Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING MATTERS. PLEASE MARK AN “X” IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY’S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1.   Proposal to elect the following seven (7) nominees as Directors: Howard L. Howell, DDS, William L.

LaGamba, Robert G. Loughrey, Ronald J. Patrick, Martin Sperber, Jugal K. Taneja and Sushil Suri

FOR ☐	WITHHELD ☐
FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S):

2.   Proposal to ratify BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2004.

FOR ☐	AGAINST ☐	WITHHELD ☐

3.   Proposal to adopt the Company’s 2003 Restricted Stock Plan.

FOR ☐	AGAINST ☐	WITHHELD ☐

4.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

Dated _____________________________________________________________

Signature __________________________________________________________

Signature if held jointly ______________________________________________

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity,

please state the capacity in which you sign.